UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 23, 2005

Advance America, Cash Advance Centers, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32363	58-2332639
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 North Church Street
Spartanburg, South Carolina 29306

(Address of principal executive offices) (Zip Code)

(864) 342-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) and (c).  Effective August 26, 2005, Ken E. Compton has been appointed the President and Chief Executive Officer of Advance America, Cash Advance Centers, Inc. (the “Company”).  Mr. Compton, age 53, comes to the Company with over 25 years of management and operational experience, having served for the last 13 years as President of the Global Automotive Group of Milliken & Company.  During that time, Mr. Compton was responsible for thousands of employees and multiple facilities worldwide.  Milliken & Company is an international textile and chemical manufacturer headquartered in Spartanburg, S.C.  Mr. Compton is a graduate of Erskine College, where he received a bachelor of science degree in Chemistry.

Also effective August 26, 2005, William M. Webster, IV has been appointed as Vice Chairman of the Board of Directors of the Company.  In connection with his appointment as Vice Chairman, Mr. Webster will concurrently resign from his position as Chief Executive Officer of the Company.  Mr. Webster is a co-founder of the Company and has served as Chief Executive Officer and as a Director of the Company since its incorporation.  A description of Mr. Webster’s background and experience is included in Item 10 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, and that description is incorporated herein by this reference.

John T. Egeland, the Company’s former President, will continue to assist in the Company’s strategic planning and business development efforts.

A copy of the Company’s press release announcing these changes is filed herewith as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K includes forward-looking statements.  All statements other than historical information or statements of current condition contained in this Current Report, including statements regarding our future financial performance, our business strategy, and expected developments in the payday cash advance services industry, are forward-looking statements.  The words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “may,” “will,” “should,” “would,” “could,” “estimate,” “continue,” and similar expressions are intended to identify forward-looking statements.

We have based these forward-looking statements on our current views and expectations.  Although we believe that the views and expectations reflected in these forward-looking statements are reasonable, those views and expectations, and the related statements, are inherently subject to risks, uncertainties, and other factors, many of which are not under our control and may not even be predictable.  These risks, uncertainties, and other factors could cause the actual results, performance, or achievements to differ materially from any future results, performance, or achievements expressed or implied by the forward-looking statements.  These risks, uncertainties, and factors include, but are not limited to:

•                  the effect that compliance with the revised FDIC payday lending guidance may have on the lending banks and our results of operations from the agency business model;

•                  federal and state governmental regulation of payday cash advance services, consumer lending, and related financial services businesses;

•                  our ability to introduce and efficiently and profitably manage a new installment loan product, a credit services organization business, and a check-cashing business;

•                  customer demand and response to services and products offered at our payday cash advance, check-cashing, or credit service centers;

•                  the extent to which revised levels of underwriting analysis by the lending banks for installment loans may cause fewer customers to qualify for extensions of credit;

•                  the uncertainty of consumer and investor reception to our involvement with installment loan products, credit services, and check-cashing services;

•                  the accuracy of our estimates of payday cash advance, installment loan, or credit service losses;

•                  current and future litigation and regulatory proceedings against us, including but not limited to those against us in Florida, Georgia, and North Carolina;

•                  our relationships with the lending banks and with the banks party to our revolving credit facility;

•                  the possibility that we may have to permanently cease our operations in Georgia and North Carolina;

•                  theft and employee errors;

•                  the availability of adequate financing, suitable payday cash advance centers, and experienced management employees to implement our growth strategy;

•                  increases in interest rates, which would increase our borrowing costs;

•                  the fragmentation of the payday cash advance services industry and competition from various other sources, such as other payday cash advance providers, small loan providers, short-term consumer lenders, banks, savings and loans, and other similar financial services entities, as well as retail businesses that offer consumer loans or other products or services similar to those offered by us; and

•                  our lack of product and business diversification.

We expressly disclaim any obligation to update or revise any of these forward-looking statements, whether because of future events, new information, a change in our views or expectations, or otherwise. We make no prediction or statement about the performance of our shares of common stock.

You are cautioned not to rely unduly on any forward-looking statements.  These risks and uncertainties are discussed in more detail in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 filed with the U.S. Securities and Exchange Commission.

Item 9.01                     Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

99.1	Press Release, dated August 23, 2005, of Advance America, Cash Advance Centers, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   August 23, 2005

ADVANCE AMERICA, CASH ADVANCE CENTERS, INC.

By:	/s/ John I. Hill
John I. Hill
Executive Vice President and Chief Financial Officer

Exhibit Number	Description

99.1	Press Release, dated August 23, 2005, of Advance America, Cash Advance Centers, Inc.